 POWER OF ATTORNEY FOR USE IN CONNECTION WITH FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION KNOW ALL MEN BY THESE PRESENTS, that the undersigned, hereby constitutes and appoints Bryan F. Smith, Jr. and/or David T. Fenton, acting either together or alone, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and on the undersigned's behalf and in the undersigned's name, place and stead, in any and all capacities, to sign, execute and affix the undersigned's seal and to otherwise prepare and file, with the United States Securities and Exchange Commission statements relating to the undersigned's beneficial ownership of securities of 7-Eleven, Inc., on the following forms: Form 3 - Initial Statement of Beneficial Ownership, Form 4 - Statement of Changes in Beneficial Ownership, and Form 5 - Annual Statement of Changes in Beneficial Ownership, and to file any or all exhibits or amendments thereto, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. In Witness Whereof, this Power of Attorney has been executed this 1st day of May, 2000.. ITO-YOKADO CO., LTD. By: /s/ Masaaki Kamata Name: Masaaki Kamata Title: Director and Treasurer Securities and Exchange Commission Forms 3, 4 and 5 Securities and Exchange Commission Forms 3, 4 and 5